Golden Eagle International, Inc.
(An Exploration Stage Company)		Pro Forma
Pro Forma Consolidated Balance Sheets With Debenture Conversion		With Conversion

	June 30,	June 30,
	2003	2003

ASSETS
CURRENT ASSETS
Cash	$39,817	$39,817
Accounts receivables	29,251	29,251
Prepaid expenses	91,827	91,827
Inventory	268,517	268,517

Total current assets	429,412	429,412

PROPERTY AND EQUIPMENT
Mining Equipment	1,129,723	1,129,723
Mining properties	1,553,310	1,553,310
Office equipment	142,334	142,334
Vehicles	63,347	63,347

	2,888,714	2,888,714
Less accumulated depreciation	(438,655)	(438,655)

	2,450,059	2,450,059

OTHER ASSETS
Advances to officers	61,954	61,954

	61,954	61,954

Total Assets	$2,941,425	$2,941,425

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Loans from related parties	$1,155,266	$1,155,266
Bank loan payable	995,800	995,800
Other notes payable	35,000	35,000
Accrued expenses	186,592	186,592
Accounts payable	259,523	259,523
Payable related party	3,457	3,457
Accrued interest payable	1,145,643	876,937

Total current liabilities	3,781,282	3,512,575

Convertible debentures payable	3,836,325	513,495
Beneficial interest discount	(1,261,176)	(100,000)

Total liabilities	6,356,430	3,926,070

STOCK OPTION OBLIGATIONS	-	-
OTHER STOCK OBLIGATIONS	-	-
STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $.01 per share;
shares authorized 10,000,000; none issued	-	-
Common stock, par value $.0001 per share; authorized
800,000,000 shares; issued and outstanding
300,381,685 and 417,237,086 shares, respectively	30,037	41,723
Additional paid-in capital	29,531,230	33,224,060
Deferred compensation	(5,689)	(5,689)
(Deficit) accumulated during the development stage	(32,970,585)	(34,244,738)

Total stockholders' (deficit)	(3,415,006)	(984,644)

	$2,941,425	$2,941,425

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